      As Filed With The Securities and Exchange Commission on May 26, 1994

                                                      Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                          ________________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                          ________________________

                              CORDIS CORPORATION
           (Exact name of registrant as specified in its charter)

         Florida                   14201 N.W. 60th Avenue          59-0870525
(State or other jurisdiction     Miami Lakes Florida 33014       (IRS employer
    of incorporation or               (305) 824-2000             identification
       organization)            (Address, including zip code,        number)
                                    and telephone number,
                                  including area code, of
                                   registrants' principal
                                      executive offices)
                                  ________________________


                    WEBSTER LABORATORIES, INC. 1992 STOCK PLAN
                             (Full Title of the Plan)

                             ________________________

                               Daniel G. Hall, Esq.
                          Vice President, Legal Affairs,
                          Secretary and General Counsel
                                Cordis Corporation
                              14201 N.W. 60th Avenue
                            Miami Lakes, Florida 33014
                                   (305) 824-2357
                (Name, address, including zip code, and telephone number, including area code, of agent for service of registrants)


                                      Copy to:
                            Joseph G. Connolly, Jr., Esq.
                               Hogan & Hartson L.L.P.
                             555 Thirteenth  Street, N.W.
                             Washington, D.C.  20004-1109
                                    (202) 637-5600

                              ________________________
                           CALCULATION OF REGISTRATION FEE

                            Amount      Proposed maximum       Proposed maximum      Amount of
Title of securities         to be        offering price      aggregate offering    registration
to be registered          registered      per unit (1)            price (1)             fee

Common Stock, par value
  $1.00 per share          192,401           $2.94               $565,658.94          $195.06

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule
     457(h) of the Securities Act of 1933, as amended.  The weighted average exercise price of the 192,401 shares subject to outstanding options is $2.94 per share.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                      PART II
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      Cordis Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

      (a) The Registrant's Annual Report on Form 10-K for the year ended June 30, 1993;

      (b) All reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since June 30, 1993;

      (c) The description of the Registrant's common stock, $1.00 par value per share (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A filed October 28, 1968
          (File No. 0-3274), filed pursuant to Section 12 of the Exchange Act including any amendment or report for the purpose of updating that description; and

      (d) The Registrant's Consent Statement/Prospectus, dated April 5, 1994.

     In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of hereof from the date of filing of such documents or reports.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

     A description of the Registrant's Common Stock is incorporated by reference under Item 3.

Item 5.  Interests of Named Experts and Counsel.

     Legal matters in connection with the Common Stock offered hereby have been passed upon for the Registrant by Daniel G. Hall, Esq., the Vice President, Legal Affairs, Secretary and General Counsel of the Registrant, 14201 N.W. 60th Avenue, Miami Lakes, Florida 33014. As of April 30, 1994, Mr. Hall beneficially owned 4,500 shares of Common Stock, which constitutes less than one percent of the outstanding Common Stock of the Registrant, and options to purchase 37,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Under the Florida Business Corporation Act ("FBCA"), a corporation has the power to indemnify its officers, directors, employees and agents against liability incurred in connection with a proceeding (other than derivative actions), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in derivative actions, except that indemnification may be made only for (i) expenses (including attorneys' fees) and certain amounts paid in settlement, and (ii) in the event the person seeking indemnification has been adjudicated liable, amounts deemed proper, fair and reasonable by the appropriate court upon application thereto. The
FBCA provides that to the extent that such persons have been successful in defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith. The FBCA also provides that, unless a corporation's articles of incorporation provide otherwise, if a corporation does not so indemnify such persons, they may select, and a court may order, indemnification under certain circumstances even if the board of directors or stockholders of the corporation have determined that the persons are not entitled to indemnification. The indemnification authorized by the FBCA is not exclusive and the corporation may grant its officers, directors, employees and agents additional indemnification.


     Article VIII of the Registrant's Bylaws contains a provision authorizing the indemnification of the Registrant's directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding.
This provision also states that such indemnification shall in no way be exclusive of any other rights of indemnification to which any of such persons would otherwise be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following exhibits are filed herewith or are incorporated by reference to previously filed registration statements or reports of Registrant as indicated in the "Incorporated by Reference to" column.

                      Incorporated
                    by Reference to

 Exhibit     Registration        Exhibit
    No.     No. or Report          No.                            Description

4(a)(i)    Form 10-K for           3          Restated Articles of Incorporation of Cordis Corporation
           year ended                         filed with the Florida Secretary of State on
           June 30, 1983                      February 14, 1978 and Articles of Amendment
                                              thereto filed with the Florida Secretary of State on
                                              November 1, 1978.

4(a)(ii)   Form S-4 No.            3(a)(ii)   Articles of Amendment to Cordis Corporation's
           33-52399 dated                     Restated Articles of Incorporation filed with the Florida
           February 25, 1994                  Secretary of State on November 3, 1983.

4(b)       Form 10-K for           3(a)       By-Laws of Cordis Corporation.
           year ended
           June 30, 1983

4(c)       Amend. No. 1 to         99(b)      Webster Laboratories, Inc. 1992 Stock Plan.
           Form S-4 No.
           33-52399 dated
           April 4, 1994

5               _                    _        Opinion of Daniel G. Hall, Esq. as to legality of
                                              securities being registered.

23(a)           _                    _        Consent of Deloitte & Touche (independent auditors).

23(b)           _                    _        Consent of Daniel G. Hall, Esq. (included in his
                                              opinion filed as Exhibit 5 hereto).

24              _                    _        Power of Attorney (included with the signature page
                                              of this Registration Statement).


Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida, on May 26, 1994.

                                       CORDIS CORPORATION

                                       By:        /s/ Robert C. Strauss
                                          _________________________________
                                           Robert C. Strauss, President and
                                           Chief Executive Officer


                              POWER OF ATTORNEY

     KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel G. Hall and Alfred J. Novak and each of them, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact or his substitute or substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Date: May 26, 1994                       /s/ Robert C. Strauss
__________________________        ________________________________________
                                  Robert C. Strauss, Director,
                                  President and Chief Executive Officer
                                  (Principal Executive Officer)


Date: May 26, 1994                       /s/ Alfred J. Novak
__________________________        ________________________________________
                                  Alfred J. Novak, Vice President,
                                  Treasurer and Chief Financial Officer
                                  (Principal Financial Officer and Principal
                                  Accounting Officer)


Date: May 23, 1994                       /s/ Robert Q. Marston
__________________________        ________________________________________
                                  Robert Q. Marston, Chairman of the Board


Date: May 20, 1994                       /s/ Dr. David R. Challoner
__________________________        ________________________________________
                                  David R. Challoner, M.D., Director


Date: May 26, 1994                       /s/ Richard W. Foxen
__________________________        ________________________________________
                                  Richard W. Foxen, Director


Date: May 26, 1994                       /s/ Donald F. Malin
__________________________        ________________________________________
                                  Donald F. Malin, Jr., Director


Date: May 20, 1994                       /s/ Jan L. de Ruyter van Steveninck
__________________________        ________________________________________
                                  Jan L. de Ruyter van Steveninck, Director


Date: May 20, 1994                       /s/ Patricia K. Woolf
__________________________        ________________________________________
                                  Patricia K. Woolf, Director

                                    EXHIBIT INDEX

     The following exhibits are filed herewith or are incorporated by reference to previously filed registration statements or reports of Cordis as indicated in the "Incorporated by Reference to" column.

                    Incorporated
                  by Reference to

            Registration
 Exhibit    Sequential       Exhibit                                                                    Sequential
   No.     No. or Report        No.                       Description                                    Page No.

4(a)(i)    Form 10-K for        3             Restated Articles of Incorporation of Cordis Corporation
           year ended                         filed with the Florida Secretary of State on
           June 30, 1983                      February 14, 1978 and Articles of Amendment
                                              thereto filed with the Florida Secretary of State on
                                              November 1, 1978.

4(a)(ii)   Form S-4 No.         3(a)(ii)      Articles of Amendment to Cordis Corporation's
           33-52399 dated                     Restated Articles of Incorporation filed with the Florida
           February 25, 1994                  Secretary of State on November 3, 1983.

4(b)       Form 10-K for        3(a)          By-Laws of Cordis Corporation.
           year ended
           June 30, 1983

4(c)       Amend. No. 1 to      99(b)         Webster Laboratories, Inc. 1992 Stock Plan.
           Form S-4 No.
           33-52399 dated
           April 4, 1994

5               _                _            Opinion of Daniel G. Hall, Esq. as to legality of
                                              securities being registered.

23(a)           _                _            Consent of Deloitte & Touche (independent auditors).

23(b)           _                _            Consent of Daniel G. Hall, Esq. (included in his
                                              opinion filed as Exhibit 5 hereto).

24              _                _            Power of Attorney (included with the signature page
                                              of this Registration Statement).